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            U.S. SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549




                          FORM 8-K

                       CURRENT REPORT


             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


               Date of Report August 8, 2003
             (Date of earliest event reported)


             FAMILY STEAK HOUSES OF FLORIDA, INC.
     (Exact name of registrant as specified in its charter)


                         Florida
        (State or other jurisdiction of incorporation)

       0-14311                           59-2597349
(Commission File Number)      (IRS Employer Identification No.)


         2113 Florida Boulevard, Neptune Beach, FL  32266
          (Address principal executive offices)    (Zip Code)


 Registrant's telephone number, including area code (904) 249-4197

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Item 5.     Other Events

     On July 6, 2003, Family Steak Houses of Florida, Inc. (the
"Company") issued a press release reporting revenues and operating results for the second quarter and year-to-date periods ended July 2, 2003.


Item 7.     Financial Statements and Exhibits

            (c)     Exhibits.

            99.1    Press Release dated July 6, 2003.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           FAMILY STEAK HOUSES OF FLORIDA, INC.


Date:  August 8, 2003      By: /s/ Glen F. Ceiley
                           Glen F. Ceiley, Chief Executive Officer




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EXHIBIT INDEX


Exhibit No.



99.1
Press Release dated July 6, 2003 issued by Family Steak Houses of
Florida, Inc.

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Exhibit 99.1



Edward B. Alexander
President
(904) 249-4l97                                    August 6, 2003

              FAMILY STEAK HOUSES OF FLORIDA, INC.
                 REPORTS SECOND QUARTER RESULTS
                     ______________________

NEPTUNE BEACH, FLORIDA - Family Steak Houses of Florida, Inc.
(OTCBB:RYFL), today reported revenues and operating results for the second quarter and year to date periods ended July 2, 2003.

Second quarter 2003 sales decreased to $9,567,400 from $10,794,800 for the same period in 2002. Average sales per store decreased 3.0% in the second quarter of 2003 compared to 2002. Same store sales decreased 5.5% for the second quarter of 2003 compared to the same period in 2002, due primarily to increased competition and a sluggish economy which significantly affected sales. Net loss for the second quarter was $394,500 compared to net loss of $299,300 for the same period in 2002. Net loss per share for the second quarter of 2003 was 11 cents compared to loss per share of 8 cents for the second quarter of 2002.

Net loss for the six months ended July 2, 2003 was $449,900 compared to net earnings of $215,100 for the same period in 2002. Loss per share assuming dilution for this period was 12 cents compared to net earnings per share of 6 cents for the same period in 2002.

Earnings from operations and net loss for the second quarter of 2002 was impacted by an asset valuation charge of $260,000, or 7 cents per diluted share. The impact of this charge on net earnings for the six months was 8 cents per diluted share. This charge was based on management's review of the estimated disposal value of two closed restaurants held for sale.

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

Family Steak Houses of Florida, Inc.
Condensed Consolidated Results of Operations
(Unaudited)
                                      For The Quarters Ended  For The Six Months Ended
                                      ------------------------  ----------------------
                                          July 2,     July 3,     July 2,     July 3,
                                            2003        2002        2003        2002
                                        ----------------------  ----------------------
Revenues:
     Sales                              $9,567,400 $10,794,800 $20,295,500 $23,329,800
     Vending revenue                        56,100      54,600     107,200     105,500
                                        ---------- ----------- ----------- -----------
Total revenues                           9,623,500  10,849,400  20,402,700  23,435,300
                                        ---------- ----------- ----------- -----------

Cost and expenses:
  Food and beverage                      3,619,200   3,983,700   7,718,500   8,616,200
  Payroll and benefits                   2,887,700   3,196,200   6,090,000   6,656,300
  Depreciation and amortization            508,200     532,400   1,023,600   1,109,000
  Other operating expenses               1,569,100   1,598,000   3,072,800   3,309,600
  General and administrative expenses      612,500     675,700   1,288,500   1,422,800
  Franchise fees                           382,500     431,800     811,700     932,800
  Asset valuation charge                        --     260,000          --     260,000
  Loss on store closings and
    disposition of equipment                30,000      74,300      64,500     138,500
                                        ---------- ----------- ----------- -----------
                                         9,609,200  10,752,100  20,069,600  22,445,200
                                        ---------- ----------- ----------- -----------

     Earnings from operations               14,300      97,300     333,100     990,100

Investment (loss) gain                     (19,300)      6,800     (26,500)     24,600
Interest and other income                   51,600      19,600     130,700      39,900
Interest expense                          (441,100)   (423,000)   (887,200)   (839,500)
                                        ---------- ----------- ----------- -----------
     (Loss) earnings before income taxes  (394,500)   (299,300)   (449,900)    215,100
Provision for income taxes                      --          --          --          --
                                        ---------- ----------- ----------- -----------
     Net (loss) earnings                 ($394,500)  ($299,300)  ($449,900)   $215,100
                                        ========== =========== =========== ===========


Basic (loss) earnings per share             ($0.11)     ($0.08)     ($0.12)      $0.06
                                        ========== =========== =========== ===========
Basic weighted average common shares
  outstanding                            3,706,200   3,601,100   3,706,200   3,429,500
                                        ========== =========== =========== ===========

Diluted (loss) earnings per share           ($0.11)     ($0.08)     ($0.12)      $0.06
                                        ========== =========== =========== ===========

Diluted weighted average common shares
  outstanding                             3,706,200   3,601,100   3,706,200  3,436,100
                                        ========== =========== =========== ===========


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